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                                                       Exhibit 23.2


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Advanced Energy Industries, Inc. on Form S-3 (File No. 333-34039) of our report, dated August 12, 1997, on our audit of the consolidated financial statements of Tower Electronics, Inc. for the year ended September 30, 1996 which report is included in the Form 8-K/A No. 1 of Advanced Energy Industries, Inc., filed on September 16, 1997.



Coopers & Lybrand L.L.P.
Minneapolis, Minnesota
September 23, 1997